Registration No. 33-114446

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                _______________

                                AMENDMENT No. 2

                                       To

                                    FORM S-3

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                                _______________

                          WESTERN GAS RESOURCES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                                          84-1127613
(State or Other Jurisdiction                              (I.R.S. Employer
 of Incorporation or Organization)                       Identification No.)


                          1099 18th Street, Suite 1200
                             Denver, Colorado 80202
                                 (303) 452-5603
                  (Address, Including Zip Code, and Telephone
              Number of Registrant's Principal Executive Offices)
                                _______________

                              John C. Walter, Esq.
            Executive Vice President, General Counsel and Secretary
                          Western Gas Resources, Inc.
                          1099 18th Street, Suite 1200
                             Denver, Colorado 80202
                                 (303) 452-5603
                      (Name, Address and Telephone Number,
                   Including Area Code, of Agent for Service)

                                    Copy to:
                           Robert M. Chilstrom, Esq.
                    Skadden, Arps, Slate, Meagher & Flom LLP
                               Four Times Square
                            New York, New York 10036
                                 (212) 735-3000
                                _______________

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this Registration Statement as determined by the Registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment Retirement Plans, please check the following box. [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or reinvestment Retirement Plans, check the following box. [_]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]


                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------
                                                        Proposed Maximum    Proposed Maximum     Amount of
     Title of Securities To Be         Amount To Be      Offering Price    Aggregate Offering   Registration
             Registered               Registered (2)     Per Share (3)          Price(4)          Fee (5)
-------------------------------------------------------------------------------------------------------------


Common Stock, par value $0.10 per
share, including Series A Junior
Participating Preferred Stock
purchase rights attached thereto
(1)                                   934,000 shares          $20.06           $18,736,040      $2,373,86 (6)

(1) On March 22, 2001, the Board of Directors of the Registrant declared a dividend distribution of one Series A Junior Participating Preferred Stock purchase right for each outstanding share of common stock to stockholders of record at the close of business on April 9, 2001 (the "Record Date"). The description and terms of the Series A Junior Participating Preferred Stock purchase rights are set forth in the Rights Agreement dated as of March 22, 2001 (the "Rights Agreement"), between the Registrant and Fleet National Bank, as Rights Agent. Until the occurrence of certain prescribed events, the rights are not exercisable, are evidenced by the certificates for the common stock and will be transferred only with the common stock. The value attributable to such rights, if any, is reflected in the market price of the common stock. Pursuant to the Rights Agreement, such rights will also be issued in respect of all shares of common stock that the Registrant issues after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date (each as defined in the Rights Agreement). In respect of shares of common stock of the Registrant issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement after the Distribution Date and prior to the Expiration Date, the Rights Agreement states that the Registrant will, provided that certain circumstances are not present, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale. As a result of a stock split in the form of a stock dividend of one share of common stock of the Registrant for every one share of such common stock issued or issuable as of June 4, 2004 to be distributed on June 18, 2004 (the "Stock Split"), the number of rights associated with each share of common stock will be adjusted such that each share of common stock will include half a right.

(2) Registrant previously registered 467,000 shares of common stock under this Registration No. 33-114446; the number of securities registered and related price data have been adjusted to give effect to the Stock Split.

(3) Highest price, as adjusted to reflect the Stock Split, excluding interest, to be payable per share in connection with the rescission offer covered by this registration statement. The price per share will range from $11.95 to $20.06, depending on the price originally paid by the offeree.

(4) Aggregate purchase price, excluding interest, estimated to be payable if the rescission offer covered by this registration statement is accepted in full.

(5) Calculated pursuant to Rule 457(j) on the basis of the amount at which such securities were sold.

(6)  Registration fee previously paid on April 13, 2004.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

===============================================================================
The information in this prospectus is not complete and may be changed.
These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state in which such offer or sale is not permitted.
===============================================================================



            PROSPECTUS (Subject to Completion, Issued June 18, 2004)

                                   PROSPECTUS

                          WESTERN GAS RESOURCES, INC.

                                 934,000 SHARES

                    COMMON STOCK, PAR VALUE $0.10 PER SHARE

                                RESCISSION OFFER

      Western Gas Resources, Inc., referred to herein as Western, offers, under the terms and conditions described in the prospectus, to rescind, referred to herein as the Rescission Offer, the previous purchase of a total of 934,000 shares of Western common stock, par value $0.10 per share (as adjusted to reflect the Stock Split referred to below), by the trustee of the Western Gas Resources, Inc. Retirement Plan, referred to herein as the Retirement Plan, for inclusion in the Western Gas Resources Common Stock Fund, referred to herein as the Western Gas Fund, in which some participants in the Retirement Plan hold interests in the form of units, referred to herein as Units. Eligible participants who accept this Rescission Offer in accordance with the terms set forth in this prospectus will receive (i) in the event the participant has caused the sale of such Units and therefore the common stock underlying the Units, the consideration paid for the Units, less the proceeds from the sale of the Units, plus applicable interest, or (ii) the consideration paid for such Units, plus applicable interest from the date of purchase. The Rescission Offer applies to the purchases of common stock underlying the Units purchased by participants during the period from August 14, 2001 through August 14, 2002, or the Rescission Period, at prices ranging from $11.95 per share to $20.06 per share, as adjusted to reflect the Stock Split.

         The prices per share and the number of shares of common stock in this prospectus have been restated to reflect Western's announced two-for-one stock split in the form of a stock dividend, referred to herein as the Stock Split, distributed on June 18, 2004. See "Recent Developments." The closing sale price of the common stock (as reported on the New York Stock Exchange) on June 18, 2004 was $31.20 per share, as adjusted to reflect the Stock Split.

         Western's common stock is listed on the New York Stock Exchange under the trading symbol WGR.

ELIGIBLE PARTICIPANTS MAY ELECT TO ACCEPT OR REJECT THE RESCISSION OFFER WITH RESPECT TO ALL OR ANY PORTION OF THEIR PURCHASES, AS SET FORTH HEREIN. YOU NEED TO DO NOTHING TO REJECT THIS RESCISSION OFFER. ELIGIBLE PARTICIPANTS WHO FAIL TO RESPOND TO THIS RESCISSION OFFER BY THE EXPIRATION DATE WILL BE DEEMED BY WESTERN TO HAVE REJECTED THE RESCISSION OFFER. ACCEPTANCE OR REJECTION OF THIS RESCISSION OFFER MAY PREVENT A PARTICIPANT FROM MAINTAINING AN ACTION AGAINST WESTERN IN CONNECTION WITH THE UNITS AND THE UNDERLYING SHARES OF COMMON STOCK PURCHASED PURSUANT TO THE RETIREMENT PLAN. NONE OF THE PROCEEDS RESULTING FROM ACCEPTANCE OF THE RESCISSION OFFER WILL BE PAID DIRECTLY TO THE PARTICIPANT, BUT WILL BE PAID, UPON ACCEPTANCE OF THE OFFER, TO THE TRUSTEE OF THE RETIREMENT PLAN FOR THE PARTICIPANT'S INDIVIDUAL ACCOUNT AND REINVESTED BY THE TRUSTEE IN THE MANAGED INCOME PORTFOLIO (UNLESS, AS A RESULT OF RETIREMENT OR TERMINATION OF EMPLOYMENT, THE PARTICIPANT NO LONGER HAS AN INDIVIDUAL RETIREMENT PLAN ACCOUNT).

         INVESTING IN WESTERN'S COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 6.

         The Rescission Offer will expire thirty (30) days from the date of this prospectus at 11:59 p.m., Mountain Standard Time, on , 2004, referred to herein as the Expiration Date. Participants who do not accept the Rescission Offer will be deemed to have purchased Units including the underlying common stock registered under the Securities Act of 1933, as amended, referred to herein as the Securities Act, effective as of the date of this prospectus.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this prospectus is       , 2004.

                               TABLE OF CONTENTS


AVAILABLE INFORMATION........................................................2
DOCUMENTS INCORPORATED BY REFERENCE..........................................2
QUESTIONS AND ANSWERS ABOUT THE RESCISSION OFFER.............................3
THE COMPANY..................................................................6
RECENT DEVELOPMENTS..........................................................7
RISK FACTORS.................................................................7
USE OF PROCEEDS.............................................................11
THE RESCISSION OFFER........................................................11
INTERESTS OF NAMED EXPERTS AND COUNSEL......................................15
APPENDIX I..................................................................16

         You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. Western has not authorized anyone to provide you with additional or different information. If anyone provided you with additional or different information, you should not rely on it. This prospectus is not an offer to sell or soliciting an offer to buy these securities in any jurisdiction where such offer, solicitation or sale is not permitted. You should assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate only as of their respective dates and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

         Unless otherwise stated or the context otherwise requires, references in this prospectus to "we," "us," and "our" refer to Western Gas Resources, Inc. and its subsidiaries as a consolidated entity, while references to "Western" refer only Western Gas Resources, Inc. on a nonconsolidated basis.

                             AVAILABLE INFORMATION

         Western is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, files reports, proxy and information statements and other information with the Securities and Exchange Commission, or the SEC. Such reports, proxy and information statements and other information can be inspected and copied at the Public Reference Room maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including Western. Western's common stock is listed and traded on the New York Stock Exchange. These reports, proxy and information statements and other information can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

         Western has filed with the SEC a registration statement on Form S-3 (referred to herein, together with all amendments and exhibits, as the Registration Statement) under the Securities Act. This prospectus does not contain all the information set forth in the Registration Statement, some parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, reference is hereby made to the Registration Statement.

                      DOCUMENTS INCORPORATED BY REFERENCE

         The SEC allows "incorporation by reference" into this prospectus of information that Western files with the SEC. This permits Western to disclose important information to you by referencing these filed documents. Any information referenced in this way is considered part of this prospectus, and any information filed with the SEC subsequent to the date of this prospectus and prior to the termination of the Rescission Offer will automatically be deemed to update and supersede this information. We incorporate by reference the following documents that have been filed with the SEC:

         o Registration Statement on Form S-8, filed on August 14, 2002, relating to registration of shares of Western's common stock under the Retirement Plan, and Registration Statement on Form 8-A, filed on March 30, 2001, relating to registration of Western's Series A Junior Participating Preferred Stock purchase rights;

         o     Annual Report on Form 10-K for the year ended December 31, 2003;

         o Quarterly Report on Form 10-Q for the quarter ended March 31, 2004;

         o Current Reports on Form 8-K filed on January 23, 2004, March 17, 2004, April 22, 2004, May 11, 2004, May 24, 2004 and May 26,
               2004, 2004; and

         o Proxy Statement for the Annual Meeting of Shareholders held on May 7, 2004.

         We will provide without charge to each person to whom a copy of this prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to John C. Walter, Executive Vice President, General Counsel and Secretary, Western Gas Resources, Inc., 1099 18th Street, Suite 1200, Denver, Colorado 80202 (telephone number
(303) 452-5603).



                QUESTIONS AND ANSWERS ABOUT THE RESCISSION OFFER

Q:

Why are you making the Rescission Offer?

A:

Western is required to register the shares of common stock purchased by the trustee of the Retirement Plan under the Securities Act. Although all the purchases by the trustee during the Rescission Period were made in the open market and in a manner consistent with the Retirement Plan and the investment elections of the Retirement Plan participants, Western has determined that some of the shares of its common stock purchased by the trustee and allocated to the Western Gas Fund may not have been properly registered in accordance with the Securities Act. In accordance with applicable law, Western is making this Rescission Offer with regard to all shares of its common stock purchased by the trustee and included in Units purchased by Retirement Plan participants between August 14, 2001 and August 14, 2002. This Rescission Offer is being made to ensure compliance with the Securities Act.

Q:

What will I receive if I accept the Rescission Offer?

A:

If you accept our Rescission Offer, and you have sold the Units, we will pay damages to you for those Units you sold at a loss at the price per Unit you paid less the proceeds of such sale, plus applicable interest. Interest will be paid on the amount of the price originally paid for the Units during the period from the date of purchase of such Units until the date of the sale of such Units and on the loss realized from the sale of such Units from the date of such sale through (but not including) the date the damages are paid, referred to herein as the Payment Date. If you continue to hold the Units and acceptance of the Rescission Offer is not economically beneficial to you as of the Expiration Date, meaning that the price per Unit that you paid, plus applicable interest, is less than the current market value of a Unit as of the Expiration Date, we, as a fiduciary for you under the Retirement Plan, will direct the trustee not to effectuate the repurchase. If , however, the market price of our common stock has decreased such that as of the Expiration Date, it would be economically beneficial to accept the Rescission Offer, we will repurchase those Units, including the shares of common stock that, together with short term investments, comprise the Units, that are subject to the Rescission Offer at the price per Unit you paid to us plus interest from the date of purchase of the Units through (but not including) the Payment Date.

Q:

Am I legally required to accept the Rescission Offer?

A:

No. A participant is not legally required to accept the Rescission Offer.

Q:

What considerations should I take into account in deciding whether to accept the Rescission Offer?

A:

The answer to this question depends on whether you still hold the Units purchased on your behalf during the Rescission Period.

Q:

What considerations should I take into account if I no longer hold the Units purchased on my behalf during the Rescission Period?

A:

If you no longer hold the Units purchased during the Rescission Period you should determine whether any such Units were sold for less than you paid for them. You are not entitled to damages for any Units you sold at a price equal to or higher than the price you paid for them. If any of the Units you purchased during the Rescission Period were sold at a loss, acceptance of the Rescission Offer, with regard to those Units, is economically beneficial to you. The extent to which acceptance of the Rescission Offer is beneficial depends on the amount of the loss and the amount of interest to which you are entitled.

Q:

What considerations should I take into account if I continue to hold the Units purchased on my behalf during the Rescission Period?

A:

Acceptance of the Rescission Offer by those participants who continue to hold Units purchased during the Rescission Period is not economically beneficial unless the market value of the common stock decreases to the extent that as of the Expiration Date the value of a Unit is less than the price paid by the participant during the Rescission Period plus interest. In light of the substantial increase in the market value of the common stock since the end of the Rescission Period, acceptance of the Rescission Offer for Units still held in a participant's individual account today would result in a payment which is substantially less than the current market value of the Units.

Q:

What will happen if I elect to accept the Rescission Offer for Units purchased during the Rescission Period that I continue to hold in my account?

If you submit a Participant's Acceptance of the Rescission Offer form and the price per Unit that you paid, plus applicable interest, is less than the market value of a Unit as of the Expiration Date, Western, as plan administrator of the Retirement Plan, will, as a fiduciary for you under the Retirement Plan, direct the trustee not to effectuate the repurchase at such lower price. However, if the price of our common stock were to decline sufficiently as of the Expiration Date such that acceptance of the Rescission Offer would be economically beneficial to you, we will repurchase your Units in accordance with your Participant's Acceptance of the Rescission Offer form.

Q:

If I sold some of my Units purchased during the Rescission Period at a loss and continue to hold other Units purchased during the Rescission Period, may I accept the Rescission Offer with regard only to those Units which I sold at a loss?

A:

Yes. You may accept the Rescission Offer in part by completing the Participant's Acceptance of the Rescission Offer form and indicating in the Participant's Election section of the form the Units for which you are accepting the Rescission Offer.

Q:

I understand that acceptance of the Rescission Offer for my Units is not economically beneficial under current market conditions because the amount I would receive is less than what I would receive if I directed the trustee to sell those Units. What should I do if I want to sell?

A:

Participants may direct the trustee to sell their Units and reallocate the proceeds from the sale into another fund under the Retirement Plan at any time. Such exchanges in participant's accounts can be made on line at www.401k.com or by calling the Fidelity Retirement Benefits Line at 1-800-835-5098. As of June 18, 2004, the closing sale price of the common stock (as reported on the New York Stock Exchange) was $31.20 per share, as adjusted to reflect the Stock Split.

Q:

When does the Rescission Offer expire?

A:

The Rescission Offer expires on          , 2004.

Q:

What do I need to do now to accept the Rescission Offer?
A:

You should complete, sign and date the accompanying Participant's Acceptance of the Rescission Offer form, included as Appendix I, and return the completed, signed and dated Participant's Acceptance of the Rescission Offer form to the Rescission Administrator, Causey Demgen & Moore Inc., Certified Public Accountants and Consultants, 1801 California Street, Suite 4650, Denver, Colorado 80202-2681, Attention: Mr. Thomas Ruygrok.

Q:

What do I need to do now to reject the Rescission Offer?

A:

You do not need to take any action to reject the Rescission Offer.

Q:

What happens if I do not return my Participant's Acceptance of the Rescission Offer form?

A:

If you do not return your Participant's Acceptance of the Rescission Offer form before the Expiration Date, you will be deemed to have rejected the Rescission Offer. If you reject the Rescission Offer, you will retain ownership of the Units (including the shares of common stock which, along with the short-term investments, comprise the Units) and will not receive any payment. Persons who fail to accept the Rescission Offer before the Expiration Date will be deemed to have purchased Units, including the underlying common stock, registered under the Securities Act, effective as of the date of this prospectus and, unless owned by persons who may be deemed to be "affiliates" of us, such securities will be freely tradable in the public market as of the Expiration Date. Those shares owned by our affiliates will be subject to the restrictions on resale provided in Rule 144 under the Securities Act.

If you fail to accept the Rescission Offer, it is unclear whether or not your federal rights of rescission and damages will remain preserved. The staff of the SEC takes the position that a person's federal right of rescission may survive the Rescission Offer. However, if you fail to accept the Rescission Offer you may be precluded from later seeking similar relief. Generally, the federal statute of limitations for non-compliance with the requirement to register securities under the Securities Act is one year. This one year period has ended with regard to the securities subject to this Rescission Offer. Western believes all the sales of shares of its common stock which are the subject of the Rescission Offer were exempt from registration under state law, and thus you may not be entitled to any state law remedies. However, under state law, acceptance or rejection of the Rescission Offer may preclude you from maintaining an action against Western in connection with the Units and the underlying shares of common stock purchased during the Rescission Period. Western does not make any representation as to the compliance of this Rescission Offer with applicable state law.

Q:

Can I change my mind after I have mailed my signed Participant's Acceptance of the Rescission Offer form?

A:

Yes. You can change your decision about accepting or rejecting our Rescission Offer at any time before , 2004. If you change your decision and want to accept the Rescission Offer, you can do this by completing and submitting the Participant's Acceptance of the Rescission Offer form. If you change your decision and want to reject the Rescission Offer after having submitted the Participant's Acceptance of the Rescission Offer form, then you may reject the Rescission Offer by sending a notice to the Rescission Administrator, Causey Demgen & Moore Inc., Certified Public Accountants and Consultants, 1801 California Street, Suite 4650, Denver, Colorado 80202-2681, Attention: Mr. Thomas Ruygrok. Your rejection notice must include your name, address, social security number or taxpayer identification number and a clear indication that
you are rejecting the Rescission Offer and must be received no later than     ,
2004.

Q:

Who can help answer my questions?

A:

You may call the Rescission Administrator, Mr. Thomas Ruygrok, at 1-888-299-6475 Monday to Friday between 9:00 a.m. and 5:00 p.m., Mountain Standard Time prior to the Expiration Date.


                                  THE COMPANY

          Western was incorporated in Delaware in 1989. Our principal offices are located at 1099 18th Street, Suite 1200, Denver, Colorado 80202. We are an independent natural gas explorer, producer, gatherer, processor, transporter and energy marketer providing a broad range of services to our customers from the wellhead to the sales delivery point. Our producing properties are located primarily in Wyoming, including the developing Powder River Basin coal bed methane play, where we are a leading acreage holder and producer. We also design, construct, own and operate natural gas gathering, processing and treating facilities in major gas-producing basins in the Rocky Mountain, Mid-Continent and West Texas regions of the United States.

                              RECENT DEVELOPMENTS

         On May 24, 2004, Western announced that its Board of Directors approved a stock split in the form of a stock dividend of one share of its common stock, for every share of common stock issued or issuable as of June 4, 2004, distributed on June 18, 2004 (the "Distribution Date"). As of the Distribution Date, there are 73,721,956 shares of common stock issued and outstanding.

         On May 25, 2004, Western gave notice to holders of its 10% Senior Subordinated Notes due 2009 that it has elected to redeem and will redeem on June 24, 2004 (the "Redemption Date"), $155,000,000 aggregate principal amount representing all its outstanding 10% Senior Subordinated Notes due 2009, at a redemption price of 105.000% of the principal amount thereof, plus accrued and unpaid interest to the Redemption Date.

                                  RISK FACTORS

         Any investment in our common stock involves a high degree of risk. In deciding whether you should keep your Units of the Western Gas Fund or accept our offer to repurchase them for cash, less dividends on the common stock included in the Units, plus interest, you should consider carefully the following information, together with the other information contained in this prospectus. If any of the following events actually occurs, our business, financial condition or results of operations would likely suffer. In this case, the market price of our common stock could decline, and you could lose all or part of your investment in our common stock.

IF YOU AFFIRMATIVELY REJECT OR FAIL TO ACCEPT THIS RESCISSION OFFER, YOU MAY BE PRECLUDED FROM LATER RESCINDING THE PURCHASE OF UNITS PURCHASED DURING THE RESCISSION PERIOD OR RECEIVING DAMAGES IF YOU HAVE SOLD SUCH UNITS AT A LOSS.

         If you affirmatively reject or fail to reject this Rescission Offer it is unclear whether or not your federal right of rescission or damages will remain preserved. Although the staff of the SEC takes the position that a person's federal right of rescission may survive a rescission offer, you may be precluded from seeking similar relief. This Rescission Offer may also affect your right of rescission and your right to damages under state law. Based on the current market price of Western's common stock, the only participants who would benefit economically from accepting this Rescission Offer are those who sold Units purchased during the Rescission Period at a loss. If you do not accept this Rescission Offer you may not be able to receive such damages once this Rescission Offer expires.

VOLATILE PRODUCT PRICES COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS AND CASH FLOWS.

         Our future financial condition and results of operations and cash flows will depend significantly upon the prices received for our natural gas and natural gas liquids, referred to herein as NGLs. Prices for natural gas and NGLs are subject to fluctuations in response to changes in supply, market uncertainty and a variety of additional factors that are beyond our control. These factors include the level of domestic production, the availability of imported oil and gas, actions taken by foreign oil and gas producing nations, the availability of transportation systems with adequate capacity, the availability of competitive fuels, fluctuating and seasonal demand for oil, gas and NGLs, conservation and the extent of governmental regulation of production and the overall economic environment. A substantial or extended decline in gas and/or NGL prices would depress the levels of exploration, development, production, gathering, processing and treating, transportation and marketing activities, which could have a material adverse effect on our financial condition and results of operations and access to capital.

FINANCIAL DIFFICULTIES EXPERIENCED BY THE COMPANIES WITH WHICH WE MAINTAIN RELATIONSHIPS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS AND CASH FLOWS.

         If the companies with which we maintain trading or customer relationships or with whom we participate in joint ventures experience financial difficulties, we may be subject to increased exposure to credit risk. Any inability of these companies to continue their trading relationships with us or their participation in the joint ventures or to meet their capital expenditure commitments and other financial obligations to us could have a material adverse effect on our financial condition and results of operations and cash flows.

THE UNCERTAINTIES OF GAS SUPPLY MAY AFFECT OUR ABILITY TO REPLACE RESERVES CONNECTED TO OUR FACILITIES.

         Numerous risks affect our continued ability to replace reserves connected to our facilities. We must continually connect new wells to our gathering systems in order to maintain or increase throughput levels to offset natural declines in production volumes. In general, the volume of production from a property declines as reserves are depleted. Historically, while individual plants have experienced declines in connected reserves over time, we have been successful in connecting additional reserves to more than offset the natural declines and reserves connected to existing facilities. Successful exploration activities, development projects or acquisitions of properties containing proven reserves are necessary to maintain the level of connected reserves. There is no assurance that we will continue to be successful in replacing the volumes of connected reserves processed at our facilities.

OUR ESTIMATES OF GAS RESERVES ARE SUBJECT TO NUMEROUS UNCERTAINTIES.

         Our reserve estimates are subject to numerous uncertainties inherent in the estimation of quantities of proved and probable reserves, the projection of future rates of production and the timing of development expenditures. The accuracy of such estimates is a function of the quality of available data and of engineering and geological interpretation and judgment. Reserve estimates are imprecise and should be expected to change as additional information becomes available. Results of subsequent drilling, testing and production may cause either upward or downward revisions of previous estimates. In addition, the estimates of future net revenues from our proved reserves and the present value thereof are based upon certain assumptions about production levels, prices and costs, which may not be correct. Further, the volumes considered to be commercially recoverable fluctuate with changes in prices and operating costs. The meaningfulness of such estimates is highly dependent upon the accuracy of the assumptions upon which they were based. Actual results may differ materially from the results estimated. Our estimates of reserves dedicated to our gathering and processing facilities are calculated by our reservoir engineering staff and are based on publicly available data. These estimates may be less reliable than the reserve estimates made for our own producing properties since the data available for estimates of our own producing properties also include our proprietary data.

THE ONGOING INVESTIGATION INTO GAS INDEX PRICE REPORTING COULD HAVE A MATERIAL ADVERSE EFFECT ON US.

         Certain employees in our marketing department furnished inaccurate information regarding natural gas transactions to energy publications, which compile and report energy index prices. We discovered the inaccuracies during a review of certain marketing activities, which is being conducted in response to a subpoena issued by the Commodity Futures Trading Commission, or CFTC. Certain employees have identified inaccuracies associated with reporting of natural gas transactions primarily related to points in Texas. We have discontinued the practice of reporting pricing information to the industry publications. In conjunction with our investigation into this matter, we released one manager in our marketing department. The outcome of this matter and the amount of any fines to be assessed is uncertain. This ongoing investigation into gas index price reporting could have a material adverse effect on us.

OUR ABILITY TO PAY FIXED CHARGES AND COMMON STOCK DIVIDENDS DEPENDS ON MANY FACTORS.

         Our financial and operational performance depends in part on prevailing economic conditions and on various financial, business and other factors beyond our control. We cannot assure you that our cash flows and capital resources will be sufficient to pay our fixed charges, including interest expense and common stock dividends.

OPPORTUNITIES FOR EXPANSION AND AVAILABILITY OF RELATED FINANCING ARE UNCERTAIN.

         In order for us to expand our business through either the purchase or construction of new gathering and processing facilities or new exploration and development opportunities, we will be required to identify expansion opportunities and to finance such activities, using cash flow, equity or debt financing or a combination thereof. No assurance can be given that appropriate opportunities for expansion at levels of profitability that satisfy our target rates can be obtained or that financing on terms acceptable to us can be obtained. Natural gas and oil price volatility make it difficult to estimate the value of acquisitions and to budget and forecast the return on our projects. In addition, unusually volatile prices often disrupt the acquisition and divestiture market for gas and oil properties, as buyers and sellers have more difficulty agreeing on the purchase price of properties. As a result, we may be limited in our ability to expand our business.

THE NATURAL GAS EXPLORATION, PRODUCTION, DISTRIBUTION AND MARKETING BUSINESSES ARE HIGHLY COMPETITIVE, AND THERE CAN BE NO ASSURANCE THAT WE CAN COMPETE SUCCESSFULLY WITH OTHER COMPANIES IN THE INDUSTRY.

         We compete with other companies in the gathering, processing, treating and marketing businesses both for supplies of natural gas and for customers for our natural gas and NGLs, and for the acquisition of leaseholds. Competition for natural gas supplies is primarily based on the efficiency and reliability of our services, the availability of transportation and the ability to obtain a satisfactory price for natural gas and NGLs. Our competitors for obtaining additional gas supplies, for gathering and processing gas and for marketing gas and NGLs include national and local gas gatherers, brokers, marketers and distributors of various sizes, financial resources and experience. For marketing customers that have the capability of using alternative fuels, such as oil and coal, we also compete based primarily on price and availability of such alternative fuels. Our competitors for obtaining leaseholds and acquiring production or new exploration and development prospects include major and large independent oil companies as well as smaller independent oil companies and brokers. Competition for sales customers is primarily based upon reliability and price of deliverable natural gas and NGLs. Suppliers in our gas marketing transactions may request additional security such as letters of credit that are not required of certain of our competitors. If additional security is required, our marketing margins and volumes may be adversely impacted. There can be no assurance that we can compete successfully with other companies in the industry.

OUR OPERATIONS ARE SUBJECT TO ENVIRONMENTAL LAWS AND REGULATIONS THAT COULD AFFECT OUR FINANCIAL POSITION OR RESULTS OF OPERATIONS.

         Our exploration and development activities and the construction and operation of our gathering systems, plants and other facilities used for the gathering, transporting, processing, treating or storing of natural gas and NGLs are subject to federal, state and local environmental laws and regulations, including those that can impose obligations to clean-up hazardous substances at our facilities or at facilities to which we send wastes for disposal. In most instances, the applicable environmental regulatory requirements relate to water and air pollution control or waste management. Environmental regulation can increase the cost of planning, designing, constructing and operating our facilities or well sites.

         Under the Clean Air Act, as amended, individual states are required to adopt regulations to implement an operating permit program. We do not believe that compliance with the Clean Air Act will require any material capital expenditures, although it will cause increased permitting costs in future years and will increase certain operating costs, such as emissions fees, on an on-going basis. We do not believe that such cost increases will have a material adverse effect on our financial position or results of operations and cash flows.

         We believe that we are in substantial compliance with current applicable material environmental laws and regulations. We believe that it is reasonably likely that the trend in environmental legislation and regulation will continue toward stricter standards. We are unaware of future environmental standards that are reasonably likely to be adopted that will have a material adverse effect on our financial position or results of operations and cash flows, but cannot rule out that possibility.

EXPLORATION AND DEVELOPMENT IS SUBJECT TO NUMEROUS OPERATIONAL RISKS.

         The business of exploring for, developing or acquiring reserves is capital intensive. The cost of drilling, completing and operating wells and of installing production facilities and pipelines is often uncertain. To the extent cash flow from operations is reduced and external sources of capital become limited or unavailable, our ability to make the necessary capital investment to maintain or expand our asset base of reserves will be impaired. Future increases in the costs of conducting exploration and development may not be fully offset by increases in the prices received for natural gas or oil. In addition, there can be no assurance that our future exploration, development and acquisition activities will result in additional proved reserves or that we will be able to drill productive wells at acceptable costs. Also, our drilling operations could diminish or cease because of any of the following, among other reasons:

         o failure or delays in obtaining permits from regulatory agencies, such as those issued by the Bureau of Land Management and various state agencies, for our operations in a timely manner;

         o     title problems;

         o presence of water or other substances in the well that could cause dilution or damage to our system;

         o     sour gas leakage;

         o     fire;

         o     weather conditions;

         o noncompliance with, or changes in, governmental requirements or regulations; and

         o     shortage or delays in the delivery or availability of equipment.

OUR BUSINESS IS SUBJECT TO NUMEROUS OTHER OPERATIONAL RISKS.

         The natural gas and NGL business involves certain operating hazards such as well blowouts, craterings, explosions, uncontrollable flows of natural gas or well fluids, fires, formations with abnormal pressures, pipeline ruptures or spills, pollution, releases of toxic gas and other hazards and risks, any of which could affect our financial position or results of operations and cash flows. In addition, the failure of an operator of our wells to adequately perform operations, or such operator's breach of the applicable agreements, could also have a material adverse effect on our financial condition and results of operations and cash flows.

REGULATIONS MAY HAVE A SIGNIFICANT IMPACT UPON OUR OVERALL OPERATIONS.

         The exploration, development and production of natural gas and NGLs are subject to federal, state and local laws and regulations that can have a significant impact upon our overall operations. We believe that we are in substantial compliance with applicable material laws and regulations.

         As a marketer of natural gas and NGLs, we depend on the transportation and storage services offered by various interstate and intrastate pipeline companies for the delivery and sale of our own gas supplies as well as those we process and/or market for others. Both the performance of transportation and storage services by interstate pipelines and the rates charged for such services are subject to the jurisdiction of the Federal Energy Regulatory Commission, referred to herein as FERC, or state regulatory agencies. An inability to obtain transportation and/or storage services at competitive rates can hinder our processing and marketing operations and/or affect our sales margins.

         We can make no assurance as to the ultimate regulations passed by FERC or the effects such regulations may have on the operating costs of MIGC, Inc., an interstate pipeline located in the Powder River Basin in Wyoming that we own and operate.

         In addition, the construction of additional gathering, processing and treating facilities and the development of natural gas reserves require permits from several federal, state and local agencies. In the past we have been successful in receiving all permits necessary to conduct our operations. There can be no assurance, however, that permits in the future will be obtainable or issued in a timely fashion or that the terms of any permits will be compatible with our business plans.

         There is no assurance that the laws, regulations, policies or current administrative practices of any government body, organization or regulatory agency, will not be changed, applied or interpreted in a manner which will have a significant impact on our overall operations.

OPERATIONAL RISKS MAY RESULT IN CURTAILMENT OR SUSPENSION OF OPERATIONS.

         We are subject to various hazards which are inherent in the industry in which we operate such as explosions, product spills, leaks and fires and acts of sabotage or terrorism, each of which could cause personal injury and loss of life, severe damage to and destruction of property and equipment, and pollution or other environmental damage, and may result in curtailment or suspension of operations at the affected facility. We maintain physical damage, comprehensive general liability, workers' compensation and business interruption insurance. Such insurance is subject to deductibles that we consider reasonable. We are not fully insured against all risks in our business; however, we believe that the coverage we maintain is adequate and consistent with other companies in the industry. Consistent with insurance coverage typically available to the natural gas industry, our insurance policies do not provide coverage for losses or liabilities relating to pollution, except for sudden and accidental occurrences.


                                USE OF PROCEEDS

         Western will receive no proceeds from the Rescission Offer. The common stock was originally purchased by the trustee in brokerage transactions in the open market for which Western did not receive any proceeds.


                              THE RESCISSION OFFER

Background and Reasons for the Rescission Offer

         The Retirement Plan is a qualified defined contribution plan under
Section 401(k) of the Internal Revenue Code of 1986, as amended. The purpose of the Retirement Plan is to provide a voluntary, systematic method for a participant to save a specified percentage of the participant's compensation for retirement and to defer federal income tax and, where allowed, state, city and county income taxes, on such compensation, together with matching contributions, up to a maximum percentage, made by Western, referred to herein as Company Matching Contributions.

         The Retirement Plan allows part-time and full-time employees to contribute, through automatic payroll deduction, up to 75% of eligible pay on a pre-tax basis up to the annual Internal Revenue Service dollar limit rather than receiving that amount as taxable income. During the Rescission Period Western matched employee contributions at the following percentage rates up to a maximum of 5% of eligible pay: 60% of the contributions of an employee with less than three years of service; 80% of the contributions of an employee with three or more but less than five years of service, and 100% of employee contributions for employees with five or more years of service. During the Rescission Period Western's Matching Contributions were vested 20% every year starting with the second year of continuous service and fully vested after the sixth year of service. In addition, Western may make discretionary contributions to participants' accounts, which, together with the Matching Contributions, are referred to herein as Western Contributions. Amounts in participants' accounts are held in a trust fund maintained for the benefit of participants in the Retirement Plan. A participant has the right to decide how to invest Western contributions. There are currently 16 different investment choices under the Retirement Plan. A participant must indicate the percentage of his or her contribution to be allocated to each investment choice. All contributions to a participant's account are invested in accordance with the participant's investment election.

         Beginning in January 1989, participants were first given the option to invest their contributions in the Western Gas Fund. The Western Gas Fund is comprised of shares of common stock of Western, purchased primarily in the open market by the trustee, Fidelity Management Trust Company, and short-term investments. A participant's ownership in the Western Gas Fund is measured in Units rather than in shares of common stock. Each Unit presently equals a one-third share of common stock, and, as a result of the Stock Split, as of the Distribution Date, each Unit will equal a two-thirds share of common stock plus in each case a varying amount of short-term investments. To effectuate participant investment elections and therefore purchases and sales of Units, the trustee purchases and sells Western common stock in the open market at market prices.

         Western is required to register the shares of common stock purchased by the trustee of the Retirement Plan under the Securities Act. Although all the purchases by the trustee during the Rescission Period were made in the open market and in a manner consistent with the Retirement Plan and the investment elections of the Retirement Plan participants, Western has determined that some of the shares of its common stock purchased by the trustee and allocated to the Western Gas Fund may not have been properly registered in accordance with the Securities Act. Western is making this Rescission Offer with regard to all shares of its common stock purchased by the trustee and included in Units purchased by Retirement Plan participants between August 14, 2001 and August 14, 2002. This offer is being made to ensure compliance with the Securities Act.

         Western's Board of Directors has approved the Rescission Offer in order to limit any contingent liability Western may have as a result of possible noncompliance with applicable federal registration requirements in connection with the purchase of the shares of common stock that, along with the short-term investments, comprise the Units.

         If you affirmatively reject or fail to accept the Rescission Offer before the Expiration Date, you will retain ownership of the Units (including the shares of common stock which, along with the short-term investments comprise the Units) you received and will not receive any payment for those Units. In addition, the shares subject to the Rescission Offer owned by persons who affirmatively reject or fail to timely reject the Rescission Offer will, for purposes of applicable federal securities law, be registered securities as of the date of this prospectus and, unless owned by persons who are deemed to be "affiliates" (as defined in Rule 144 under the Securities Act), will be freely tradeable in the public market as of the Expiration Date. Those shares owned by our affiliates will be subject to the restrictions on resale provided in Rule 144 under the Securities Act.

         Western believes that your acceptance of the Rescission Offer will, under general theories of estoppel, preclude you from later seeking similar relief. For federal securities law purposes, nonacceptance of the Rescission Offer may not terminate a participant's right to bring a civil action against Western for failure to register the shares under the Securities Act before expiration of the applicable statute of limitations. The staff of the SEC takes the position that a person's federal right of rescission may survive a Rescission Offer. The statute of limitations for enforcement of such statutory rights by a stockholder is one year commencing on the date of the sale of common stock sold in violation of the federal registration requirements, but in no event later than three years after the common stock was offered to the participants. This one year period has ended with regard to the securities subject to this Rescission Offer.

         The above discussion relates primarily to your potential rescission rights and does not address in detail the antifraud provisions of applicable federal securities laws or rights under state securities laws, common law or equity. The purchases subject to this Rescission Offer were made by residents of the states of Arizona, Colorado, Kansas, Louisiana, New Mexico, Oklahoma, Texas, Utah and Wyoming. Western believes that all the sales of shares of its common stock which are the subject of the Rescission Offer were exempt from registration under the laws of such states and that no violation of state securities laws occurred in connection with such sales. Furthermore, Western believes that this Rescission Offer is exempt from registration under the laws of such states and thus need not comply with the laws of such states regulating such offers. Thus, Western does not make any representation as to the compliance of this Rescission Offer with state law. However, under state law, acceptance or rejection of the Rescission Offer may preclude you from maintaining an action against Western in connection with the Units and the underlying shares of common stock purchased during the Rescission Period. You may wish to consult with an attorney regarding all of your legal rights and remedies before deciding whether or not to accept the Rescission Offer.

Terms of the Rescission Offer

         A participant who elected to allocate some of his or her contributions in the Retirement Plan to the purchase of Units in the Western Gas Fund at any time between August 14, 2001 and August 14, 2002, and who has already directed and caused the sale of such Units at a loss, may direct the trustee to receive (and re-invest) for the participant's account the price paid for such Units less the proceeds of such sale, plus interest at the applicable rate for the state in which such participant resided at the time of purchase (as set forth in the table below). Interest will be paid on the amount of the price originally paid for the Units during the period from the date of purchase of the Units until the date of sale of such Units. Interest will also be paid on the loss realized from the date of sale of the Units through (but not including) the Payment Date. A participant who elects to accept the Rescission Offer and still holds any such Units may direct that a sale of the Units purchased during the Rescission Period be made by the trustee to Western at the price the participant paid for the Units, plus applicable interest for the period from the date of purchase of the Unit by the participant pursuant to the Retirement Plan through (but not including) the Payment Date. However, in the event such a participant elects to accept the Rescission Offer and the price per Unit that such participant paid, plus applicable interest, is less than the current market value of a Unit as of the Expiration Date, Western, as plan administrator of the Retirement Plan, has determined that it, as a fiduciary for participants under the Retirement Plan, will direct the trustee not to effectuate the repurchase at such lower price. If a participant continues to hold the Units and the market price of our common stock has decreased such that it would be economically beneficial to accept the Rescission Offer as of the Expiration Date, the number of Units owned by the participant in the Western Gas Fund will be reduced by the number of Units purchased by the participant during the Rescission Period and for which the participant has elected to accept the Rescission Offer. The proceeds payable to the participant under the Rescission Offer will be reinvested by the trustee for the participant's account in the Managed Income Portfolio, which may then be redirected to other funds at the participant's election. Under the terms of the Retirement Plan, participants are limited to a maximum of three exchanges into the Western Gas Fund per calendar quarter. An acceptance of the Rescission Offer by the participant resulting in a reduction in the number of Units owned by the participant will not be treated as an exchange nor counted toward the maximum number of exchanges permitted by a participant in the Western Gas Fund for the applicable calendar quarter.

         The interest rate per annum to be paid is determined by reference to state law and therefore will depend on the state of residence of each participant at the time the Units were purchased. The table below sets forth the interest rates for the states in which recipients of this Rescission Offer resided at the time of purchase.

 -----------------------------------------------------------------------------
|  STATE          |    INTEREST RATE   |       STATE       |  INTEREST RATE   |
|-----------------|- ------------------|--- ---------------|- ----------------|
| Arizona         |   10%              |      New Mexico   |    8 3/4%        |
|-----------------| -------------------|-- ----------------|------------------|
| Colorado        |   8%               |      Texas        |    6%            |
|-----------------| -------------------|-- ----------------|------------------|
| Kansas          |   15%              |      Utah         |    12%           |
|-----------------| -------------------|-- ----------------|------------------|
| Louisiana       |   5 1/4%           |      Wyoming      |    6%            |
|-----------------| -------------------|-- ----------------|------------------|
| Oklahoma        |   10%              |                   |                  |
 ----------------------------------------------------------------------------

         If a participant no longer holds in its account all the Units acquired during the Rescission Period or such participant wishes to have repurchased only a portion of the Units currently in his or her account, we will only repurchase those Units that are not deemed sold, but, as noted above, we, as plan administrator of the Retirement Plan and a fiduciary for participants of the Retirement Plan, will not repurchase any such Units if such purchase would not be economically beneficial to you as of the Expiration Date. Units are deemed sold in the order in which a participant purchased them. In order to determine which Units are eligible for repurchase, all Units acquired on a participant's behalf during the Rescission Period will be matched against all sales of Units during or following such period, by matching the first Unit acquired with the first Unit sold. Only those purchases that do not have matching sales are eligible for repurchase as part of the Rescission Offer. Participants are entitled to damages for those Units that are deemed sold at a loss. In order to determine the amount of damages payable, Western will use the same procedure as is used to determine which Units are eligible for repurchase.

         If the participant has directed and caused a full distribution from the Retirement Plan and no longer has an individual account in the Retirement Plan, the participant may be entitled to obtain relief on the above terms, except any amounts paid in respect of the Rescission Offer will be paid directly to the participant or his or her beneficiary, or at such participant's direction, directly to an individual retirement account or other qualified retirement plan, within 30 days of such participant's acceptance of the Rescission Offer.

         The Rescission Offer will expire on      , 2004, the Expiration Date,
which is thirty (30) days from the date of this prospectus.

      As of August 14, 2002, the end of the Rescission Period, the closing sale price of the common stock (as reported on the New York Stock Exchange) was $16.72 per share, as adjusted to reflect the Stock Split. For the fifty-two week period ending on such date, the per share sales price of the common stock, as adjusted to reflect the Stock Split, ranged from a high of $20.06 to a low of $11.95.

 How to Accept or Decline this Rescission Offer

         A PARTICIPANT IS NOT LEGALLY REQUIRED TO ACCEPT THE RESCISSION OFFER. Acceptance of the Rescission Offer is optional for each participant who purchased Units in the Western Gas Fund representing interests in shares of Western's common stock covered by this Rescission Offer. IN LIGHT OF THE SUBSTANTIAL INCREASE IN THE MARKET VALUE OF THE COMMON STOCK SINCE THE END OF THE RESCISSION PERIOD, ACCEPTANCE OF THE RESCISSION OFFER IS ECONOMICALLY BENEFICIAL ONLY FOR THOSE PARTICIPANTS WHO HAVE SOLD UNITS PURCHASED DURING THE RESCISSION PERIOD AT A LOSS. WESTERN, AS A FIDUCIARY FOR PARTICIPANTS UNDER THE RETIREMENT PLAN, WILL NOT EFFECTUATE ANY REPURCHASES PURSUANT TO THE RESCISSION OFFER UNLESS SUCH REPURCHASES ARE ECONOMICALLY BENEFICIAL TO THE PARTICIPANTS AS OF THE EXPIRATION DATE. A REPURCHASE IS NOT ECONOMICALLY BENEFICIAL UNLESS THE MARKET VALUE OF THE COMMON STOCK DECREASES TO THE EXTENT THAT THE VALUE OF A UNIT IS LESS THAN THE PRICE PAID BY THE PARTICIPANT DURING THE RESCISSION PERIOD PLUS INTEREST. If a participant elects to reject the Rescission Offer, the participant will continue to hold the same number of Units in the Western Gas Fund. In the event the participant elects to accept the Rescission Offer, the participant must detach and complete the form "Participant's Acceptance of Rescission Offer," and mail or return it to the Rescission Administrator, Causey Demgen & Moore Inc., as soon as practicable after the date of receipt of this prospectus but in no event having a postmark later than the Expiration Date.

         ANY PARTICIPANT WHO FAILS TO NOTIFY WESTERN IN WRITING OF HIS OR HER ACCEPTANCE OF THE RESCISSION OFFER ON OR PRIOR TO THE EXPIRATION DATE WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER. ACCEPTANCE OR REJECTION OF THE RESCISSION OFFER MAY NOT TERMINATE A PARTICIPANT'S RIGHT TO BRING A CIVIL ACTION AGAINST WESTERN FOR FAILURE TO REGISTER THE SHARES UNDER FEDERAL SECURITIES LAWS. HOWEVER, FEDERAL LAW DOES PROVIDE THAT A PARTICIPANT MAY LOSE ANY RESCISSION RIGHTS UNDER FEDERAL SECURITIES LAWS ONE YEAR FROM THE DATE OF PURCHASE OF SUCH SHARES.

 Questions about the Rescission Offer

         Participants who have questions about the Rescission Offer may call the Rescission Administrator, Mr. Thomas Ruygrok, at 1-888- 299-6475 Monday to Friday between 9:00 a.m. and 5:00 p.m., Mountain Standard Time prior to the Expiration Date.

Use of Stock Repurchased by Western in Rescission Offer

         The shares of common stock which are included in the Units repurchased by Western pursuant to the Rescission Offer, if any, will become treasury shares. Western may re-sell such treasury shares to the trustee of the Retirement Plan as the trustee may request from time to time in order to fulfill the common stock requirements of the Western Gas Fund. Western has no other plans to sell such treasury shares.

Tax Effects of Rescission Offer

         A participant's acceptance or rejection of this Rescission Offer, or the sale of the Units comprised of Western's common stock and short-term investments, to Western pursuant to this Rescission Offer (in the event that the market price of our common stock has decreased such that it would be economically beneficial for a participant to accept the Rescission Offer), is not considered to be a taxable event before withdrawal or distribution of funds from such participant's Retirement Plan account to the participant or his or her beneficiary. All funds paid by Western for interests in common stock of a participant as a result of this Rescission Offer will be paid to the trustee and remain in the Retirement Plan trust and will be reinvested in accordance with the participant's existing investment option(s) in the Retirement Plan. Upon any later withdrawal or distribution, any gain resulting from this Rescission Offer will generally be taxable as ordinary income to the participant or his or her beneficiary. An additional 10 percent income tax may be imposed in cases of early withdrawal. Special tax advantages for some lump-sum distributions and rollovers are allowed. Each participant should consult with his/her own tax advisor with regard to the proper tax treatment for him/her in connection with the Rescission Offer.

Funding the Rescission Offer

         Western has sufficient funds available to pay for any damage claims and the purchase of any Units which may be tendered to it as a result of the Rescission Offer.


                     INTERESTS OF NAMED EXPERTS AND COUNSEL

         John C. Walter, who is giving an opinion regarding the legality of the securities registered hereby, is Executive Vice President, General Counsel and Secretary of Western. As of June 18, 2004, after giving effect to the Stock Split, Mr. Walter owned 13,472 shares of common stock and options to purchase 82,863 shares of common stock.

                                   APPENDIX I

                PARTICIPANT'S ACCEPTANCE OF THE RESCISSION OFFER


                              _______________

         YOU MAY ELECT TO ACCEPT OR REJECT THE RESCISSION OFFER. IF YOU WISH TO REJECT THE RESCISSION OFFER, DO NOT EXECUTE AND RETURN THE FORM. YOU NEED TO DO NOTHING TO REJECT THIS RESCISSION OFFER.

         IF YOU WISH TO ACCEPT THE RESCISSION OFFER, PLEASE EXECUTE AND RETURN THIS FORM, PURSUANT TO THE INSTRUCTIONS BELOW.

                              _______________


Ladies and Gentlemen:

         The undersigned acknowledges receipt of a prospectus dated , 2004, of Western Gas Resources, Inc., together with the Appendix thereto, pursuant to which Western offers to rescind purchases of units by Fidelity Management Trust Company, as trustee of the Western Gas Resources, Inc. Retirement Plan, including interests in shares of Western common stock between August 14, 2001 and August 14, 2002, on the undersigned's behalf and invested in units of the Western Gas Fund. The undersigned understands that, as a result of a stock split in the form of a stock dividend of one share of common stock of Western for every share of common stock issued, as of June 4, 2004 distributed on June 18, 2004, that as of June 18, 2004 and thereafter each unit will equal a two-thirds share of common stock plus a varying amount of short-term investments. The undersigned further acknowledges that if the Rescission Offer is accepted by the undersigned by , 2004, the Expiration Date, upon verification by Causey Demgen & Moore Inc., the Rescission Administrator, Western (i) in the case of units purchased during the Rescission Period but disposed of by the undersigned at a loss, will pay to the trustee the original purchase price paid to purchase the units less the amount received on the sale of such units plus applicable interest. Interest, in the case of units purchased during the relevant period but disposed of by the undersigned at a loss, will be calculated on the amount of the price originally paid for the units during the period from the date of purchase of the units until the date of sale of such units and on the loss realized from the date of sale of the units through (but not including) the date of payment of the Damages, the Payment Date, and (ii) in the case of units purchased during the relevant period and still held in the undersigned's account, (a) as a fiduciary for you under the Retirement Plan, will not effectuate any repurchase if the market value of a Unit as of the Expiration Date is greater than the price you paid during the Rescission Period plus interest, and (b) will pay to the trustee the original purchase price paid to purchase the units plus applicable interest thereon from the date of purchase through (but not including) the Payment Date if the market value of the common stock decreases to the extent that, as of the Expiration Date, the value of a unit is less than the price paid by the participant during the Rescission Period plus interest. Interest, in the case of units purchased during the relevant period but disposed of by the undersigned at a loss, will be calculated on the amount of the price originally paid for the units during the period from the date of purchase of the units until the date of sale of such units and on the loss realized from the date of sale of the units through (but not including) the Payment Date. The interest rate per annum to be paid is determined by reference to state law and therefore will depend on the state of residence of each participant at the time the units were purchased. The interest rates for the applicable states are set forth in the prospectus under the caption "The Rescission Offer-Terms of the Rescission Offer."

         If the undersigned accepts this Rescission Offer for any units purchased during the relevant period and still held in the undersigned's Retirement Plan account, the undersigned understands that the number of units held by the undersigned in the Western Gas Fund will be reduced by the number of units corresponding to those acquired in the rescinded purchases, and all proceeds from such account balance reduction will be paid to the trustee for the undersigned's account for investment in the Managed Income Portfolio. If the undersigned accepts the Rescission Offer only for those units purchased during the relevant period but sold at a loss prior to the date hereof, the number of units still held in the Western Gas Fund, if any, will be otherwise unaffected and any proceeds received from the Rescission Offer will be paid to the trustee for the undersigned's account for investment in the Managed Income Portfolio.

         If the undersigned has previously directed and caused the trustee to distribute all of the undersigned's investment in the Retirement Plan and no longer holds an individual account in the Retirement Plan, the proceeds will be paid directly to the undersigned or the undersigned's beneficiary or, at the undersigned's direction, to an individual retirement account or qualified retirement plan.

         Therefore, the undersigned hereby accepts the Rescission Offer for the following of the undersigned's units, including interests in the common stock included therein, on the terms set forth in this letter. The undersigned directs the trustee to tender, subject to the conditions of the Recission Offer, the shares of common stock represented by the undersigned's units to Western on the undersigned's behalf. Furthermore, the undersigned directs that all payments be made to the trustee for the undersigned's Retirement Plan account unless the undersigned has previously directed and caused a prior distribution of all of the undersigned's investment in the Retirement Plan.

Participation Election
----------------------

I hereby accept the Rescission Offer for the following units:

Units Currently Held:
         Date of Purchase  Number of Units
         _____________     _____________
         _____________     _____________
         ______________    _____________

Units Previously Sold:
         Date of Purchase  Date of Sale     Number of Units
         _____________     ____________     ______________
         _____________     ____________     ______________

For former participants in the Retirement Plan only: Please complete one of the following:

1. You are hereby instructed to deposit the proceeds of the Rescission Offer payment in the following individual retirement account/qualified retirement plan:

Bank or Institution: _________________
Account Name: ________________________
Account Number: ______________________

2. You are hereby instructed to make payable the proceeds of the Rescission Offer payment as follows:

Name:
Address:
Any additional payment instructions:



________________________________                ________________________________
Name (please print)                             Signature


________________________________                ________________________________
Street Address                                  Date:


________________________________                ________________________________
City, State and Zip Code of                     Social Security Number or
Residence                                       Taxpayer Identification Number


Instructions: In order to indicate your acceptance of the Rescission Offer, you must:

      (1)  Complete the Participation Election,

      (2) Sign the form and provide your complete address, date, and Social Security or Taxpayer Identification Number, and

      (3) Mail the form to the Rescission Administrator, Causey Demgen & Moore Inc., Certified Public Accountants and Consultants, 1801 California Street, Suite 4650, Denver, Colorado 80202-2681, Attention: Mr. Thomas Ruygrok.

Delivery Instructions: This form should be mailed to Causey Demgen & Moore Inc. as soon as practicable, but in no event having a postmark later than the Expiration Date of this Rescission Offer, 11:59 p.m., Mountain Standard Time,
      , 2004.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 15. Indemnification of Directors and Officers.

         Western's Bylaws incorporate substantially the provisions of the General Corporation Law of the State of Delaware providing for indemnification of directors, officers, employees, and agents of Western against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an officer, director, employee or agent of Western. In addition, Western is authorized to enter into indemnification agreements with its directors and officers providing mandatory indemnification to them to the maximum extent permissible under Delaware law.

         As permitted under Delaware law, Western's Certificate of Incorporation provides for the elimination of the personal liability of a director to the corporation and its stockholders for monetary damages arising from a breach of the director's fiduciary duty of care. The provision is limited to monetary damages, applies only to a director's actions while acting within his capacity as a director, and does not entitle Western to limit director liability for any judgment resulting from (a) any breach of the director's duty of loyalty to Western or its stockholders; (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (c) paying an illegal dividend or approving an illegal stock repurchase; or (d) any transaction from which the director derived an improper personal benefit. In addition, Section 145 of the General Corporation Law of the State of Delaware provides generally that a person sued as a director, officer, employee or agent of a corporation may be indemnified by the corporation for expenses, including counsel fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if in the case of other than derivative suits, the person has acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation (and with respect to any criminal action or proceeding, had no reasonable cause to believe that the person's conduct was unlawful). In the case of a derivative suit, a director, officer, employee or agent of the corporation who is not protected by the Certificate of Incorporation, may be indemnified by the corporation for expenses, including counsel fees, actually and reasonably incurred by the person in connection with defense or settlement of such action or suit if such person has acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in the case of a derivative suit in respect of any claim as to which a director, officer, employee or agent has been adjudged to be liable to the corporation unless the Delaware Court of Chancery or the court in which such action or suit was brought shall determine that such person is fairly and reasonably entitled to indemnity for proper expenses. Indemnification is mandatory in the case of a present or former director or officer who is successful on the merits in defense of a suit against such person.

         Western also maintains directors' and officers' liability insurance. The specific terms and provisions of the insurance policies limit such coverage.

Item 16. Exhibits.

         The following exhibits are filed as part of this registration statement.

Exhibit Number                        Description
--------------------------------------------------------------------------------

      4.1 The Certificate of Incorporation of the Registrant (Filed as Exhibit 3.1 to the Registrant's Registration Statement on Form S-1, Registration No. 33-31604, and incorporated herein by reference).

      4.2 Certificate of Amendment to the Certificate of Incorporation of the Registrant (Filed as Exhibit 3.2 to the Registrant's Registration Statement on Form S-1, Registration No. 33-31604, and incorporated herein by reference).

      4.4 The Amended and Restated Bylaws of the Registrant, adopted on May 7, 2004, and in effect on the date hereof (Filed under cover of Form 8-K, dated May 7, 2004, and incorporated herein by reference).

      4.5 Rights Agreement, dated as of March 22, 2001, between the Registrant and Fleet National Bank (f/k/a Bank Boston,
                    NA), as Rights Agent, including the form of Certificate of Designation, Preferences and Rights as Exhibit A, the form of Rights Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Stock as Exhibit C. Pursuant to the Rights Agreement, printed Rights Certificates will not be mailed until after the Distribution Date (as such term is defined in the Rights Agreement) (Filed as Exhibit 1 to the Registrant's Registration Statement on Form 8-A (No. 001-10389), dated March 29, 2001, and incorporated herein by reference).

      4.6*          Restated Retirement Plan of the Registrant dated December
                    20, 2002.

      4.7 First Amendment to the Retirement Plan of the Registrant dated December 23, 2003.

      4.8 Second Amendment to the Restated Retirement Plan of the Registrant dated January 5, 2004.

      5.1 Opinion of John C. Walter, as to the legality of the common stock offered hereby.

      5.2 Letter, dated March 28, 1991, of the Internal Revenue Service with respect to the Retirement Plan (Filed as Exhibit 5.2 to the Registrant's Registration Statement on Form S-8, Registration Number 333-98107, and incorporated herein by reference).

      23.1 Consent of John C. Walter (included as part of Exhibit 5.1 hereto).

      23.2          Consent of PricewaterhouseCoopers LLP.

      23.3          Consent of Netherland Sewell and Associates, Inc.

      24.1 Powers of Attorney (included on the signature page to this Registration Statement).

      99.1          Letter to participants regarding the Rescission Offer.


*Previously filed.



Item 17. Undertakings.

         (a)   The undersigned Registrant hereby undertakes:

               (1) that, for the purpose of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time the Commission declared it effective.

               (2) to file during any period in which offers or sales are being made, a post-effective amendment to this registration statement that, for the purpose of determining any liability under the Securities Act, shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934, as amended; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

               (4) for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 herein, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed in its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on this 18th day of June, 2004.

                                         WESTERN GAS RESOURCES, INC.

                                         By: /s/ John C. Walter
                                            ----------------------
                                            Name:  John C. Walter
                                            Title: Executive Vice President,
                                                   General Counsel and Secretary

         KNOWN ALL MEN BY THESE PRESENTS that each person whose signature to this registration Statement appears below hereby constitutes and appoints John
C. Walter and William J. Krysiak, or either of them, as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to the registration statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



        Signature                            Title                      Date
--------------------------------------------------------------------------------


     /s/ Peter A. Dea               Chief Executive Officer,       June 18, 2004
-----------------------------       President and Director
         Peter A. Dea               (Principal Executive Officer)


    /s/ James A. Senty
-----------------------------       Chairman of the Board          June 18, 2004
        James A. Senty              and Director


/s/ Walter L. Stonehocker
-----------------------------       Vice Chairman of the           June 18, 2004
    Walter L. Stonehocker           Board and Director


  /s/ William J. Krysiak            Executive Vice President,      June 18, 2004
-----------------------------       Chief Financial Officer
      William J. Krysiak            (Principal Financial and
                                    Accounting Officer)

    /s/ Dean Phillips
-----------------------------       Director                       June 18, 2004
        Dean Phillips



-----------------------------
      Joseph E. Reid                Director                       June 18, 2004


 /s/ Richard B. Robinson
-----------------------------       Director                       June 18, 2004
     Richard B. Robinson


-----------------------------
       Ward Sauvage                 Director                       June 18, 2004


  /s/ Bill M. Sanderson
-----------------------------       Director                       June 18, 2004
    Bill M. Sanderson


    /s/ Brion G. Wise
-----------------------------       Director                       June 18, 2004
      Brion G. Wise